Exhibit 99.1

News Release
Global Headquarters: 200 Innovation Way, Akron, Ohio 44316-0001	Media Website: www.GoodyearNewsRoom.com

MEDIA CONTACT:	Keith Price
330-796-1863
ANALYST CONTACT:	Christina Zamarro
330-796-1042
FOR IMMEDIATE RELEASE

Goodyear Reports Record First Quarter Results

- Net income of $184 million, record segment operating income of $419 million

- Segment operating income growth of 8%, core segment operating income growth of 14%

- Americas’ segment earnings of $260 million, operating margin of 13%

- Asia Pacific segment earnings of $79 million, operating margin of 16%

- Completed $50 million in share repurchases in first quarter

- Company reaffirms 2016 financial targets, announces upcoming Investor Day

AKRON, Ohio, April 27, 2016 – The Goodyear Tire & Rubber Company today reported record results for the first quarter of 2016.

“We are very pleased with our strong first quarter performance,” said Richard J. Kramer, chairman, chief executive officer and president. “Demand for our premium-branded, high-value-added products is robust and our product mix continues to grow richer, driving margin expansion,” he added. The company’s first quarter segment operating margin of 11.4 percent was up from 9.6 percent a year ago.

“Our results are a reflection of our ability to successfully execute on our strategy,” said Kramer. “We will continue to focus on profitable growth in market segments where our innovation, brand and operational excellence capabilities provide a competitive advantage.”

Goodyear’s first quarter 2016 sales were $3.7 billion, down from $4.0 billion a year ago, largely due to unfavorable foreign currency translation of $141 million and the deconsolidation of the company’s subsidiary in Venezuela.

Tire unit volumes totaled 41.5 million, up 2 percent from 2015, driven by growth in the Asia Pacific region, primarily in Japan and China. Replacement tire shipments were up 2 percent. Original equipment unit volume was up 2 percent. Excluding the impact of the deconsolidation of Venezuela, unit volumes increased 3 percent.

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The company reported record first quarter segment operating income of $419 million in 2016, up from $388 million a year ago. The increase was driven by favorable price/mix net of raw materials and the impact of higher volume. These improvements were partially offset by the deconsolidation of the Venezuelan subsidiary and higher selling, administrative and general expenses. Core segment operating income, which excludes Venezuela, was $366 million in the year-ago quarter.

Goodyear’s first quarter 2016 net income was $184 million (68 cents per share). Excluding certain significant items, adjusted net income was $195 million (72 cents per share). Per share amounts are diluted.

Goodyear’s first quarter 2015 net income was $224 million (82 cents per share). Net income included a non-cash, one-time gain of $155 million ($99 million after taxes and minority interest) for the recognition of deferred royalty income resulting from the termination of a licensing agreement associated with the company’s former Engineered Products business. Excluding certain significant items, adjusted net income was $148 million (54 cents per share). Per share amounts are diluted.

See the note at the end of this release for further explanation and reconciliation tables for Segment Operating Income and Margin; Adjusted Net Income; and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2016 and 2015 periods.

Business Segment Results

Americas

	First Quarter
(in millions)	2016	2015
Tire Units	18.0	19.2
Sales	$1,951	$2,243
Segment Operating Income	260	248
Segment Operating Margin	13.3%	11.1%

Americas’ first quarter 2016 sales decreased 13 percent from last year to $2.0 billion. Sales reflect a 6 percent decrease in tire unit volume, primarily due to the deconsolidation of the Venezuelan subsidiary and the sale of the former Goodyear Dunlop Tires North America Ltd. business (GDTNA). Replacement tire shipments were down 6 percent. Original equipment unit volume was down 7 percent.

Excluding Venezuela and GDTNA, tire unit volume was down 2 percent, driven primarily by the weak economic environment in Brazil.

First quarter 2016 segment operating income of $260 million was a 5 percent improvement over the prior year. The improvement was driven primarily by favorable price/mix net of raw materials, partially offset by the deconsolidation of the Venezuelan subsidiary and lower volume.

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The deconsolidation of the Venezuelan subsidiary negatively impacted volumes by approximately 0.4 million units, sales by $94 million and segment operating income by $22 million.

The sale of GDTNA negatively impacted volumes by approximately 0.3 million units, sales by $64 million and segment operating income by $12 million.

Europe, Middle East and Africa

	First Quarter
(in millions)	2016	2015
Tire Units	16.2	15.9
Sales	$1,251	$1,331
Segment Operating Income	80	73
Segment Operating Margin	6.4%	5.5%

While Europe, Middle East and Africa’s first quarter tire unit volumes were up 2 percent, sales decreased 6 percent from last year to $1.3 billion, primarily due to unfavorable price/mix and foreign currency translation. Replacement tire shipments were flat. Original equipment unit volume was up 5 percent.

First quarter 2016 segment operating income of $80 million was 10 percent above the prior year due to favorable price/mix net of raw materials and lower conversion costs.

Asia Pacific

	First Quarter
(in millions)	2016	2015
Tire Units	7.3	5.7
Sales	$489	$450
Segment Operating Income	79	67
Segment Operating Margin	16.2%	14.9%

Asia Pacific’s first quarter 2016 sales increased 9 percent from last year to $489 million. Sales reflect a 28 percent increase in tire unit volume, primarily due to growth in Japan and China. This improvement was partially offset by unfavorable foreign currency translation. Replacement tire shipments were up 41 percent. Original equipment unit volume was up 14 percent.

First quarter 2016 segment operating income of $79 million was up 18 percent from last year, driven by higher volume and favorable price/mix net of raw materials.

The acquisition of a controlling interest in Nippon Goodyear Ltd. (NGY) in Japan positively impacted volumes by approximately 0.9 million units and sales by $41 million. The net unfavorable impact on segment operating income of the NGY acquisition and the sale of the company’s 25 percent interest in Dunlop Goodyear Tires Ltd. was $3 million.

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2016 Financial Targets

The company reaffirmed its 2016 financial targets, which include:

- Core Segment Operating Income growth of between 10 percent and 15 percent (excludes Venezuela);

- Positive Free Cash Flow from Operations and

- An Adjusted Debt to EBITDAP ratio of 2.0x to 2.1x at year-end.

Shareholder Return Program

The company paid a quarterly dividend of 7 cents per share of common stock on March 1, 2016. The Board of Directors has declared a quarterly dividend of 7 cents per share payable June 1, 2016, to shareholders of record on May 2, 2016.

As a part of its previously announced $1.1 billion share repurchase program, the company repurchased 1.6 million shares of its common stock for $50 million during the first quarter.

Investor Day

The company announced that it will hold an Investor Day on September 15, 2016 in Boston. Additional details will be made available at a later date.

Conference Call

Goodyear will hold an investor conference call at 9 a.m. today. Prior to the commencement of the call, the company will post the financial and other related information that will be presented on its investor relations Web site: http://investor.goodyear.com.

Participating in the conference call will be Richard J. Kramer, chairman, chief executive officer and president; and Laura K. Thompson, executive vice president and chief financial officer.

Investors, members of the media and other interested persons can access the conference call on the Web site or via telephone by calling either (800) 895-1715 or (785) 424-1059 before 8:55 a.m. and providing the Conference ID “Goodyear.” A taped replay will be available by calling (800) 723-7372 or (402) 220-2666. The replay will also remain available on the Web site.

Goodyear is one of the world’s largest tire companies. It employs about 66,000 people and manufactures its products in 49 facilities in 22 countries around the world. Its two Innovation Centers in Akron, Ohio and Colmar-Berg, Luxembourg strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate. GT-FN

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Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; foreign currency translation and transaction risks; a labor strike, work stoppage or other similar event; deteriorating economic conditions or an inability to access capital markets; work stoppages, financial difficulties or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; increases in the prices paid for raw materials and energy; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(financial statements follow)

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Operations (unaudited)

	Three Months Ended
	March 31,
(In millions, except per share amounts)	2016	2015
NET SALES	$3,691	$4,024
Cost of Goods Sold	2,701	3,066
Selling, Administrative and General Expense	615	608
Rationalizations	11	16
Interest Expense	91	107
Other (Income) Expense	6	(132)

Income before Income Taxes	267	359
United States and Foreign Taxes	78	123

Net Income	189	236
Less: Minority Shareholders’ Net Income	5	12

Goodyear Net Income	$184	$224

Goodyear Net Income - Per Share of Common Stock
Basic	$0.69	$0.83

Weighted Average Shares Outstanding	267	270
Diluted	$0.68	$0.82

Weighted Average Shares Outstanding	271	274
Cash Dividends Declared Per Common Share	$0.07	$0.06

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Balance Sheets

(In millions, except share data)	March 31,	December 31,
	2016	2015
Assets:
Current Assets:
Cash and Cash Equivalents	$1,079	$1,476
Accounts Receivable, less Allowance - $114 ($105 in 2015)	2,482	2,033
Inventories:
Raw Materials	418	419
Work in Process	145	138
Finished Products	2,073	1,907

	2,636	2,464
Prepaid Expenses and Other Current Assets	178	153

Total Current Assets	6,375	6,126
Goodwill	574	555
Intangible Assets	138	138
Deferred Income Taxes	2,074	2,141
Other Assets	676	654
Property, Plant and Equipment less Accumulated Depreciation - $8,934 ($8,637 in 2015)	6,940	6,777

Total Assets	$16,777	$16,391

Liabilities:
Current Liabilities:
Accounts Payable-Trade	$2,653	$2,769
Compensation and Benefits	615	666
Other Current Liabilities	943	886
Notes Payable and Overdrafts	76	49
Long Term Debt and Capital Leases due Within One Year	314	585

Total Current Liabilities	4,601	4,955
Long Term Debt and Capital Leases	5,685	5,074
Compensation and Benefits	1,437	1,468
Deferred Income Taxes	87	91
Other Long Term Liabilities	635	661

Total Liabilities	12,445	12,249
Commitments and Contingent Liabilities
Shareholders’ Equity:
Goodyear Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares – 266 million (267 million in 2015) after deducting 12 million treasury shares (11 million in 2015)	266	267
Capital Surplus	3,053	3,093
Retained Earnings	4,735	4,570
Accumulated Other Comprehensive Loss	(3,950)	(4,010)

Goodyear Shareholders’ Equity	4,104	3,920
Minority Shareholders’ Equity – Nonredeemable	228	222

Total Shareholders’ Equity	4,332	4,142

Total Liabilities and Shareholders’ Equity	$16,777	$16,391

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Cash Flows (unaudited)

(In millions)	Three Months Ended
	March 31,
	2016	2015
Cash Flows from Operating Activities:
Net Income (Loss)	$189	$236
Adjustments to Reconcile Net Income (Loss) to Cash Flows from Operating Activities:
Depreciation and Amortization	174	172
Amortization and Write-Off of Debt Issuance Costs	7	2
Provision for Deferred Income Taxes	46	91
Net Rationalization Charges	11	16
Rationalization Payments	(24)	(26)
Net (Gains) Losses on Asset Sales	(1)	1
Pension Contributions and Direct Payments	(25)	(26)
Gain on Recognition of Deferred Royalty Income	—	(155)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	(399)	(495)
Inventories	(116)	8
Accounts Payable - Trade	(96)	(82)
Compensation and Benefits	(100)	(82)
Other Current Liabilities	24	(9)
Other Assets and Liabilities	(71)	87

Total Cash Flows from Operating Activities	(381)	(262)
Cash Flows from Investing Activities:
Capital Expenditures	(253)	(204)
Asset Dispositions	1	1
Decrease in Restricted Cash	7	2
Short Term Securities Acquired	(12)	—
Short Term Securities Redeemed	—	21

Total Cash Flows from Investing Activities	(257)	(180)
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	26	16
Short Term Debt and Overdrafts Paid	(2)	(22)
Long Term Debt Incurred	1,085	616
Long Term Debt Paid	(822)	(628)
Common Stock Issued	2	2
Common Stock Repurchased	(50)	(1)
Common Stock Dividends Paid	(19)	(16)
Transactions with Minority Interests in Subsidiaries	(6)	(1)
Debt Related Costs and Other Transactions	(1)	—

Total Cash Flows from Financing Activities	213	(34)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	28	(72)

Net Change in Cash and Cash Equivalents	(397)	(548)
Cash and Cash Equivalents at Beginning of the Period	1,476	2,161

Cash and Cash Equivalents at End of the Period	$1,079	$1,613

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Non-GAAP Financial Measures (unaudited)

This earnings release presents Total Segment Operating Income, Core Segment Operating Income, Adjusted Net Income and Adjusted Diluted Earnings Per Share (EPS) on a historical basis and our targeted Core Segment Operating Income growth rate for 2016 and our targeted ratio of Adjusted Debt to EBITDAP for 2016, which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as an alternative to corresponding financial measures presented in accordance with U.S. GAAP.

Total Segment Operating Income is the sum of the individual strategic business units’ (SBU’s) Segment Operating Income as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income is useful because it represents the aggregate value of income created by the company’s SBUs and excludes items not directly related to the SBUs for performance evaluation purposes.

Core Segment Operating Income is Total Segment Operating Income excluding the operating income from our Venezuelan subsidiary, which we deconsolidated on December 31, 2015. Management believes that Core Segment Operating Income is useful because it represents Total Segment Operating Income from the company’s ongoing reported operations.

Adjusted Net Income is Goodyear’s Net Income as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted EPS is the company’s Adjusted Net Income divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income and Adjusted Diluted EPS are useful because they represent how management reviews the operating results of the company excluding the impacts of rationalizations, asset write-offs, accelerated depreciation, asset sales and certain other significant items.

Adjusted Debt is the sum of our total debt and our global pension liability, each as determined in accordance with U.S. GAAP, and EBITDAP, as adjusted, represents Net Income (the most directly comparable U.S. GAAP financial measure) before interest expense, income tax expense, depreciation and amortization expense, net periodic pension cost, rationalization charges and other (income) expense. We refer to the ratio of Adjusted Debt to EBITDAP because we believe it is widely used by investors as a means of evaluating a company’s leverage.

We are unable to present a quantitative reconciliation of our forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, because management cannot reliably predict all of the necessary components of those U.S. GAAP financial measures without unreasonable effort. These components could be significant to the calculation of those U.S. GAAP financial measures in the future.

It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies.

See the tables below for reconciliations of historical Total Segment Operating Income, Core Segment Operating Income, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable U.S. GAAP measures.

Segment Operating Income and Margin Reconciliation Table

	Three Months Ended
	March 31,
(In millions)	2016	2015
Core Segment Operating Income	$419	$366
Venezuela Subsidiary Operating Income	—	22

Total Segment Operating Income	$419	$388
Rationalizations	11	16
Interest Expense	91	107
Other (Income) Expense	6	(132)
Asset Write-offs and Accelerated Depreciation	2	3
Corporate Incentive Compensation Plans	26	13
Intercompany Profit Elimination	2	4
Retained Expenses of Divested Operations	5	2
Other	9	16

Income before Income Taxes	$267	$359
United States and Foreign Taxes	78	123
Less: Minority Shareholders Net Income	5	12

Goodyear Net Income	$184	$224

Sales	$3,691	$4,024
Return on Sales	5.0%	5.6%
Total Segment Operating Margin	11.4%	9.6%

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Adjusted Net Income and Adjusted Diluted Earnings per Share Reconciliation Table

First Quarter 2016	Net Income After-tax and Minority Interest	Weighted Average Shares Outstanding- Diluted	Diluted EPS
(In millions, except EPS)
Goodyear Net Income	$184	271	$0.68
Significant Items:
Rationalizations, Asset Write-offs, and Accelerated Depreciation	12
Debt Repayments	12
Discrete Tax Items	(11)
Insurance Recovery – Discontinued Products	(2)

	11

As Adjusted	$195	271	$0.72

First Quarter 2015	Net Income After-tax and Minority Interest	Weighted Average Shares Outstanding- Diluted	Diluted EPS
(In millions, except EPS)
Goodyear Net Income	$224	274	$0.82
Significant Items:
Rationalizations, Asset Write-offs, and Accelerated Depreciation	14
Discrete Tax Items	5
Charges for Labor Claims Related to a Closed Facility in Greece	4
Gain on Recognition of Deferred Royalty Income	(99)

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As Adjusted	$148	274	$0.54

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